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                                                                Exhibit 99.23(a)

                       Reserve Short-Term Investment Trust

                              DECLARATION OF TRUST
                                January 12, 2004

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                                TABLE OF CONTENTS

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                                                                               PAGE
ARTICLE I - NAME AND DEFINITIONS                                               1
    Section 1.1   Name and Principal Office                                    1
    Section 1.2   Definitions                                                  1

ARTICLE II - PURPOSE OF TRUST                                                  2

ARTICLE  III - THE TRUSTEES                                                    3
    Section 3.1   Number, Designation, Election, Term, etc.
         (a) Trustees                                                          4
         (b) Number                                                            4
         (c) Election and Term                                                 4
         (d) Resignation and Retirement                                        4
         (e) Removal                                                           4
         (f) Vacancies                                                         4
         (g) Effect of Death, Resignation, etc.                                5
         (h) No Accounting                                                     5
    Section 3.2   Powers of Trustees                                           5
         (a) Investments                                                       6
         (b) Disposition of Assets                                             6
         (c) Ownership Powers                                                  6
         (d) Subscription                                                      6
         (e) Form of Holding                                                   6
         (f) Reorganization, etc.                                              6
         (g) Voting Trusts, etc.                                               7
         (h) Compromise                                                        7
         (i) Partnerships, etc.                                                7
         (j) Borrowing and Security                                            7
         (k) Guarantees, etc.                                                  7
         (l) Insurance                                                         7
         (m) Pensions, etc.                                                    7
         (n) Distribution Plans                                                8
         (o) Income Distribution                                               8
         (p) Shareholder Minimums                                              8
         (q) Interpretation                                                    8
         (r) Registered Office, etc.                                           8
    Section 3.3   Certain Contracts                                            8
         (a) Advisory                                                          8
         (b) Administration                                                    8
         (c) Distribution                                                      8
         (d) Custodian and Depository                                          9
         (e) Transfer and Dividend Disbursing Agency                           9
         (f) Shareholder Servicing                                             9
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
         (g) Accounting                                                        9
    Section 3.4   Payment of Trust Expenses and
                   Compensation of Trustees                                    10
    Section 3.5   Ownership of Assets of the Trust                             10
    Section 3.6   Action by Trustees                                           10
ARTICLE IV - SHARES                                                            10
    Section 4.1   Description of Shares                                        10
    Section 4.2   Establishment and Designation of Series                      12
         (a) Assets Belonging to Series                                        12
         (b) Liabilities Belonging to Series                                   12
         (c) Dividends                                                         13
         (d) Liquidation                                                       13
         (e) Voting                                                            14
         (f) Redemption by Shareholder                                         14
         (g) Redemption by Trust                                               14
         (h) Net Asset Value                                                   14
         (i) Transfer                                                          16
         (j) Equality                                                          16
         (k) Fractions                                                         16
         (l) Conversion Rights                                                 16
         (m) Class Differences                                                 16
    Section 4.3   Ownership of Shares                                          16
    Section 4.4   Investments in the Trust                                     17
    Section 4.5   No Pre-emptive Rights                                        17
    Section 4.6   Status of Shares and Limitation of Personal Liability        17
    Section 4.7   No Appraisal Rights                                          17
    Section 4.7   Derivative Actions                                           17

ARTICLE V - SHAREHOLDERS' VOTING POWERS
            AND MEETINGS                                                       18
    Section 5.1   Voting Powers                                                18
    Section 5.2   Meetings                                                     19
    Section 5.3   Record Dates                                                 19
    Section 5.4   Quorum and Required Vote                                     19
    Section 5.5   Action by Written Consent                                    20
    Section 5.6   Inspection of Records                                        20
    Section 5.7   Additional Provisions                                        20

ARTICLE VI - LIMITATION OF LIABILITY; INDEMNIFICATION                          20
    Section 6.1   Trustees, Shareholders, etc. Not Personally Liable;
                   Notice                                                      20
    Section 6.2   Trustee's Good Faith Action; Expert Advice;
                   No Bond or Surety                                           21
    Section 6.3   Indemnification of Shareholders                              21
    Section 6.4   Indemnification of Trustees, Officers, etc.                  22
    Section 6.5   Compromise Payment                                           22
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
    Section 6.6   Indemnification Not Exclusive, etc.                          23
    Section 6.7   Liability of Third Persons Dealing with Trustees             23

ARTICLE VII - MISCELLANEOUS                                                    23
    Section 7.1   Duration and Termination of Trust                            23
    Section 7.2   Reorganization                                               23
    Section 7.3   Amendments                                                   24
    Section 7.4   Filing of Copies; References; Headings                       25
    Section 7.5   Applicable Law                                               25
    Section 7.6   Registered Agent                                             26
    Section 7.7   Integration; Severability                                    26
    Section 7.8   Use of the Name                                              26
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                       Reserve Short-Term Investment Trust
                                TRUST INSTRUMENT

THIS TRUST INSTRUMENT is made as of this 12th day of January 2004, by the initial Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided. This Trust Instrument shall be effective upon the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware.

                                   WITNESSETH:

     WHEREAS this Trust has been formed to carry on the business of an investment company; and

     WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate series, each separate series to be a Series hereunder, and to issue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.), as from time to time amended and including any successor statute of similar import (the "Act"), and the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth.

                        ARTICLE I - NAME AND DEFINITIONS

     Section 1.1 Name and Principal Office. This Trust shall be known as "Reserve Short-Term Investment Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust shall be located at 1250 Broadway, New York, New York 10001 or at such other location as the Trustees may from time to time determine.

     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time;

          (b) "class" refers to any class of Shares of any Series established and designated under or in accordance with the provisions of Article IV;

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          (c) "Commission" shall have the meaning given it in the 1940 Act;

          (d) "Trust Instrument" shall mean this trust instrument, as amended or restated from time to time;

          (e) "Independent Trustee" shall mean a Trustee who is not an "interested person" of the Trust as defined in section 2(a)(19) of the 1940 Act;

          (f) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

          (g) "person" means a natural person, corporation, limited liability company, trust, association, partnership (whether general, limited or otherwise), joint venture or any other entity;

          (h) "Series" refers to a series of Shares established and designated under or in accordance with the provisions of Article IV;

          (i) "Shareholder" means a record owner of Shares;

          (j) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust and each Series of the Trust and/or any class of any Series (as the context may require) shall be divided from time to time and may include fractions as well as whole shares;

          (k) "Outstanding Shares" refers to those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

          (l) "Trust" refers to the Delaware statutory trust established by this Trust Instrument, as amended from time to time, inclusive of each and every Series established hereunder; and

          (m) "Trustees" refers to the Trustees of the Trust and of each Series hereunder named herein or elected in accordance with Article III.

                          ARTICLE II - PURPOSE OF TRUST

     Section 1.1 This Trust is formed for the following purpose or purposes:

          (a) to operate as an investment company and to offer Shareholders of the Trust and each Series of the Trust one or more investment programs;

          (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds,

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debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences or interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state of local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

          (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property;

          (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the appropriate series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

          (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

          (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.

                           ARTICLE III - THE TRUSTEES

     Section 3.1 Number, Designation, Election, Term, etc.

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          (a) Trustees. Immediately following adoption of this Declaration of the Trust, the initial Trustees of the Trust and of each Series hereunder shall be Bruce R. Bent and Bruce R. Bent II.

          (b) Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of such Trustee's term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection
(e) of this Section 3.1.

          (c) Election and Term. Trustees in addition to those named herein may become such by election by Shareholders or the Trustees in office pursuant to
Section 3.1(f). Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust and of each Series hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires or is removed. Subject to Section 16(a) of the 1940 Act or any other applicable law, the Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

          (d) Resignation and Retirement. Any Trustee may resign or retire as a Trustee, by written instrument signed by such Trustee and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Series hereunder. In addition, each Trustee shall be required to retire in accordance with the terms of any retirement policy then in effect that has been approved by vote of a majority of all Trustees (or in the case of an Independent Trustee, a majority of the Independent Trustees).

          (e) Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of the other Trustees (or in the case of an Independent Trustee, two-thirds of the number of the other Independent Trustees) in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or
(ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's custodian. Any such removal shall be effective as to the Trust and each Series hereunder.

          (f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (subject to the requirements of the 1940 Act and other applicable law) be filled by a majority of the remaining Trustees through the appointment in writing or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, of such other person as such remaining Trustees in their discretion shall determine and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and

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agreement by such person to be bound by the provisions of this Trust Instrument, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed to be bound by this Trust Instrument and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

          (g) Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Series hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Trust Instrument.

          (h) No Accounting. Except to the extent required by the 1940 Act or other applicable law or under circumstances which would justify removal for cause, no person ceasing to be a Trustee as a result of death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     Section 3.2 Powers of Trustees. Subject to the provisions of this Trust Instrument, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their discretion, shall deem proper to accomplish the purposes of this Trust.

     Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may sue or be sued in the name of the Trust; they may from time to time in accordance with the provisions of Section 4.1 hereof establish Series, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; they may from time to time in accordance with the provisions of Section 4.1 hereof establish classes of Shares of any Series or divide the Shares of any Series into classes; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, which may, subject to the 1940 Act or other applicable law, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in

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accordance with Section 3.3 hereof they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and any Series and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series established hereunder:

          (a) Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

          (b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

          (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

          (e) Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise subject to proper safeguards according to the usual proactive of Delaware business trusts of investment companies;

          (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is

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or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

          (g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy, including but not limited to claims for taxes;

          (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

          (k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          (l) Insurance. To purchase and pay for entirely out of Trust property such insurance and/or bonding as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, willful misfeasance, bad faith, gross negligence or reckless disregard, whether or not the Trust would have the power to indemnify such person against such liability;

          (m) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents, of the Trust;

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          (n) Distribution Plans. To adopt on behalf of the Trust or any Series with respect to any class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 under the 1940 Act and to make payments from the assets of the Trust or the relevant Series pursuant to said Rule 12b-1 Plan or otherwise pursuant to a plan of distribution of any kind;

          (o) Income Distribution. To make distributions of income and of capital gains to Shareholders in the manner provided herein;

          (p) Shareholder Minimums. To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

          (q) Interpretation. To interpret the investment policies, practices or limitations of any Series; and

          (r) Registered Office, etc. To establish a registered office and have a registered agent in the state of Delaware.

     Section 3.3 Certain Contracts. Subject to compliance with the provisions of the 1940 Act or other applicable law, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, other type of organizations, or individuals (a "Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or any Series or class thereof, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

          (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series, to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

          (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Series (including each class thereof), to supervise all or any part of the operations of the Trust and each Series, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Series;

          (c) Distribution. To distribute the Shares of the Trust and each Series (including any classes thereof), to the principal underwriter of such Shares, and/or to act as agent of the Trust

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and each Series in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

          (d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Series in connection therewith;

          (e) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

          (f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

          (g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

     The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act or other applicable law relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relating to any of the matters referred to in Sections 3.3(a) through (g) hereof or relating to any other matters as the Trustees may deem appropriate.

     The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Series, or that

          (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Series and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Series or its Shareholders.

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     Section 3.4 Payment of Trust Expenses and Compensation of Trustees. The
Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Series, or partly out of principal and partly out of income, and to the full extent permitted by Section 3804 of the Act, to charge, allocate or apportion the same to, between or among such one or more of the Series and/or one or more classes of Shares thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, any Series and/or any class of Shares thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust and of each Series shall at all times be considered as vested in the Trustees.

     Section 3.6 Action by Trustees. Except as otherwise provided by the 1940 Act or other applicable law, this Trust Instrument or the By-Laws, any action to be taken by the Trustees on behalf of or with respect to the Trust or any Series or class thereof may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least one-third of the Trustees then in office, being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

                               ARTICLE IV - SHARES

     Section 4.1 Description of Shares. The beneficial interest in the Trust shall be divided into Shares, without par value, but the Trustees shall have the authority from time to time, without a vote of shareholders, to issue Shares in one or more Series as they deem necessary or desirable (each of which Series of Shares shall represent the beneficial interest in a separate and distinct sub-trust of the Trust), including without limitation each Series specifically established and designated in Section 4.2. For all purposes under this Trust Instrument or otherwise, including, without implied limitation, (i) with respect to the rights of creditors and (ii) for purposes of interpreting the relevant rights of each Series and the Shareholders of each Series, each Series established hereunder shall be deemed to be a separate trust. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, and to fix and determine the relative rights and preferences as between the shares of the separate Series including the right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series shall have separate voting rights or no voting rights. The Trustees shall have exclusive power to take such other action with respect to the Shares as the Trustees may deem desirable.

     In addition, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Series or divide the Shares of any Series into classes, each class having such different dividend, liquidation, voting and other rights and characteristics as the Trustees may determine, and may establish and designate the specific classes of Shares of each Series. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class), or that a Series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more additional classes, of said Series without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof.

     The number of authorized Shares and the number of Shares of each Series or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Series or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (g) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or class thereof reacquired by the Trust. The Trustees, without the requirement of Shareholder approval, may redesignate, reclassify or convert the Shares of a class of any Series into a new or existing class of Shares of the same Series on such fair and equitable terms and conditions as the Trustees may determine in their sole discretion.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

     The establishment and designation of any Series or of any class of Shares of any Series in addition to those established and designated in Section 4.2 shall be effective upon the adoption of a resolution by the Trustees. The Trustees may by an instrument executed by a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) and without any prior authorization or vote of shareholders of the affected Series or Class abolish that Series or class and the establishment and designation thereof whether or not there are any Shares of that Series or class outstanding previously established or designated at the time. Each instrument establishing and designating any Series shall have the status of an amendment to this Trust Instrument.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series (including any classes thereof) of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series (including any classes thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series (including any classes thereof) generally.

     Section 4.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees have established and designated one (1) Series:
Reserve Enhanced Primary Fund. The Shares of such Series and classes thereof and any Shares of any further Series or classes thereof that may from time to time be established and designated by the Trustees shall have the following relative rights and preferences (unless the Trustees otherwise determine with respect to some further Series or classes thereof at the time of establishing and designating the same):

          (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series or any classes thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or class thereof and shall belong to that Series (and be allocable to any classes thereof) for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series (and allocable to any classes thereof). In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series (and be allocable to any classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the holders of all Shares of all Series (including any classes thereof) for all purposes.

          (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves belonging to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall, to the fullest extent permitted by Section 3804 of the Act, be charged, allocated and apportioned by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. In addition, the liabilities in respect of a particular class of Shares of a particular Series and all expenses, costs, charges and reserves belonging to that class of Shares, and any general liabilities, expenses, costs, charges or reserves of that particular Series which are not readily identifiable as belonging to any particular class of Shares of that Series shall be allocated and charged by the Trustees to and among any one or more of the classes of Shares of that Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series or class thereof are herein referred to as "liabilities belonging to" that Series or class thereof. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders, creditors and any other persons dealing with the Trust or any Series (including any classes thereof) for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

          (c) Dividends. Dividends and distributions on Shares of a particular Series or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or allocable to that class. All dividends and distributions on Shares of a particular Series or class thereof shall be distributed pro rata to the holders of Shares of that Series or class in proportion to the number of Shares of that Series or class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

     The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the holders of Shares of each Series or any class thereof that has been established and designated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series (or in the case of a class, belonging to that Series and allocable to that class) over the liabilities belonging to that Series (or in the case of a class, belonging to that Series and allocable to that class). The assets so distributable to the holders of Shares of any particular Series or class thereof shall be distributed among such holders in proportion to the relative net asset value of Shares of that Series or class thereof held by them and recorded on the books of the Trust. The liquidation of any particular Series or class thereof may be authorized at any time by vote of a majority of the Trustees then in office. Prior to giving effect to any such authorization, the Trust shall notify the Shareholders of the relevant Series or class.

          (e) Voting. On each matter submitted to a vote of the Shareholders, each holder of a whole or fractional Share shall be entitled to one vote for each whole or fractional dollar of net asset value standing in such Shareholder's name on the books of the Trust irrespective of the Series thereof or class thereof and all Shares of all Series and classes thereof shall vote together as a single class; provided, however, that as to any matter (i) with respect to which a separate vote of one or more Series or classes thereof is required by the 1940 Act or other applicable law or by action of the Trustees in establishing and designating the Series or class, such requirements as to a separate vote by such Series or class thereof shall apply in lieu of all Shares of all Series and classes thereof voting together; and (ii) as to any matter which affects the interests of one or more particular Series or classes thereof, only the holders of Shares of the one or more affected Series or classes shall be entitled to vote, and each such Series or class shall vote as a separate class.

          (f) Redemption by Shareholder. Each holder of Shares of a particular Series or any class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of such holder's Shares of that Series or class thereof at a redemption price equal to the net asset value per Share of that Series or class thereof next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge or redemption charge in effect at the time of redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act or other applicable law, make payment wholly or partly in securities or other assets belonging to the Series of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or class thereof to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act and other applicable law.

          (g) Redemption by Trust. Each Share of each Series or class thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2: (i) at any time, in the sole discretion of the Trustees and without any prior notice to or authorization by or vote of the shareholders or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

          (h) Net Asset Value. The net asset value per Share of any Series shall be (i) in the case of a Series whose Shares are not divided into classes, the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, and (ii) in the case of a class of Shares of a Series whose Shares are divided into classes, the quotient obtained by dividing the value of the net assets of that Series allocable to such class (being the value of the assets belonging to that Series and allocable to such class less the liabilities belonging to that Series and allocable to such class) by the total number of Shares of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     Net asset value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations, and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 4.2 with respect to valuation of assets and liabilities. At any time the Trustees may cause the net asset value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series
(a) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, (b) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents that amount of such excess negative net income, (c) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (d) to combine the methods described in clauses (a) and (b) and (c) of this sentence; or (e) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the Net Asset Value per Share of a Series at a constant amount.

          The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act and other applicable law for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series such Shareholder's pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by making an investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (i) Transfer. All Shares of each particular Series or class thereof shall be transferable, but transfers of Shares of a particular Series or class thereof will be recorded on the Share transfer records of the Trust applicable to that Series or class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or class and at such other times as may be permitted by the Trustees.

          (j) Equality. Except as provided herein or in the instrument designating and establishing any class of Shares or any Series, all Shares of each particular Series or class thereof shall represent an equal proportionate interest in the assets belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, subject to the liabilities belonging to that Series or class, and each Share of any particular Series or class shall be equal to each other Share of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Series or class. The Trustees may from time to time divide or combine the Shares of any particular Series or class into a greater or lesser number of Shares of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series and allocable to that class or in any way affecting the rights of Shares of any other Series or class.

          (k) Fractions. Any fractional Share of any Series or class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

          (1) Conversion Rights. Subject to compliance with the requirements of the 1940 Act and other applicable law, the Trustees shall have the authority to provide that holders of Shares of any Series or class thereof shall have the right to convert said Shares into Shares of one or more other Series or class thereof in accordance with such requirements and procedures as may be established by the Trustees.

          (m) Class Differences. The relative rights and preferences of the classes of any Series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion.

     Section 4.3 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and each class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the

Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and class thereof held from time to time by each such Shareholder.

     Section 4.4 Investments in the Trust. The Trustees may accept or reject investments in the Trust and each Series from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act and other applicable law, as they from time to time authorize or determine. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.5 No Pre-emptive Rights. Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

     Section 4.6 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series thereof nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 4.7 No Appraisal Rights. Shareholders shall have no right to demand payment for their shares or to any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the Laws of the State of Delaware, or otherwise.

     Section 4.8 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

          (a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 4.8(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies that are under common management with or otherwise affiliated with the Trust.

          (b) Unless a demand is not required under paragraph (a) of this
Section 4.8, Shareholders eligible to bring such derivative action under the Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

          (c) Unless a demand is not required under paragraph (a) of this
Section 4.8, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

     For purposes of this Section 4.8, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand, or to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

              ARTICLE V - SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1 Voting Powers. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act or other applicable law, (iii) with respect to any termination or reorganization of the Trust to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Trust Instrument to the extent and as provided in Section 7.3,
(v) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or other applicable law, this Trust Instrument, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Proxies may be given by or on behalf of a shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process, but with respect to a proposal by anyone other than the officers or Trustees that is submitted to a vote of the Shareholders of any Series or Class, or with respect to a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or otherwise given by or on behalf of any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed or otherwise given by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Trust Instrument or the By-Laws to be taken by Shareholders.

     Section 5.2 Meetings. No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Shareholder meetings may be held at such time and place as may be selected by the Trustees. Special meetings of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary upon the written request of Shareholders owning Shares representing at least two-thirds of the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust.

     Section 5.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 120 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of such Shareholder's Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     Section 5.4 Quorum and Required Vote. Except as otherwise provided by the 1940 Act or other applicable law, one third of the votes entitled to be cast shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any meeting of shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the votes cast at a meeting of which a quorum is present shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Trust Instrument or the By-Laws.

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     Section 5.5 Action by Written Consent. Subject to the provisions of the
1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast a majority of the votes on the matter (or such larger proportion thereof as shall be required by the 1940 Act, other applicable law or by any express provision of this Trust Instrument or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 Inspection of Records. A copy of this Trust Instrument and the Trust's certificate of trust filed in accordance with Section 3812 of the Act, and all amendments thereto, together with copies of any written powers of attorney pursuant to which this Trust Instrument and any certificate and any amendments thereto have been executed shall be made available for inspection by Shareholders for any lawful purpose reasonably related to a Shareholder's interest as a Shareholder. The Trustees may from time to time establish reasonable standards with respect to Shareholder inspection of such documents, including standards governing at what time and location and at whose expense. Subject to the provisions of the 1940 Act, Shareholders shall have no right to obtain from the Trust any other information regarding the affairs of the Trust, including, without limitation, information of the type described in subsections
(2)-(4) of Subsection 3812 of the Act.

     Section 5.7 Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

              ARTICLE VI - LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 6.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Series with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Series nor the Trustees, nor any of the Trust's officers, employees, or agents, whether past, present or future, nor any other Series shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Series) or the Trustees and not personally. Nothing in this Trust Instrument shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations thereunder are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

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Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series. No Shareholder or former Shareholder of any particular Series shall have any claim or right to institute suit against the Trust or any Series with respect to any matter that does not directly affect that particular Series.

     Section 6.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for such Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel, or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 6.3 Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of any Series of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, said Series (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or such Shareholder's heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Series estate to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 6.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Series in question) each of its Trustees, and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee, or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified did not engage in Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or
(iii) a reasonable determination, based upon a review of the facts, that the indemnitee did not engage in Disabling Conduct by (a) a vote of a majority of a quorum of those Independent Trustees who are not parties to the proceeding, or
(b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Series in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Series in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of those Independent Trustees who are not parties to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     Section 6.5 Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a vote of a majority of a quorum of those Independent Trustees who are not parties to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     Section 6.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                           ARTICLE VII - MISCELLANEOUS

     Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Series or class thereof shall operate to terminate the Trust. The Trust may be terminated at any time by a majority of the Trustees then in office.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders in conformity with the provisions of subsection (d) of Section 4.2.

     Upon completion of the distribution of the remaining proceeds or the remaining assets as provided herein, the Trust or any affected Series (or classes) shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or Series (or class) shall be canceled and discharged

     Section 7.2 Reorganization. The Trust, or any one or more Series, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized or (2) transfer a substantial portion or all or substantially all of its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations or corporations transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Series as the case may be, in connection therewith. Any such consolidation, merger or transfer may be authorized at any time by vote of a majority of the Trustees then in office without the need for shareholder approval. Prior to giving effect to any such authorization, the Trust shall notify the Shareholders of the relevant Series.

     Without limiting the foregoing, the Trustees may, subject to a vote of a majority of the Trustees and any shareholder approval required under the 1940 Act, if any;

          (i) sell and convey all or substantially all of the assets of the Trust or any affected Series or class to another Series or class of the Trust or to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state which trust, partnership, association or corporation is a management investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof;

          (ii) enter into a plan of liquidation on order to dissolve and liquidate any Series (or class) of the Trust, or the Trust; or

          (iii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

     Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 7.2 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 7.3 Amendments. All rights granted to the Shareholders under this Trust Instrument are granted subject to the reservation of the right to amend this Trust Instrument as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Trust Instrument (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not materially adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Trust Instrument that materially adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders as specified in
Section 5.4 hereof. Subject to the foregoing, any such amendment shall be effective as of any prior or future time as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted. Notwithstanding anything else herein, any amendment to Article VI which would have the effect of reducing the indemnification and other rights provided thereby to present or former Trustees, officers, employees, and agents of the Trust or to present or former Shareholders, and any repeal or amendment of this sentence, shall each require an affirmative two-thirds vote of Shareholders.

     Section 7.4 Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.5 Applicable Law. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust

Instrument. This Trust instrument creates a trust and not a partnership. The Trust may exercise all powers which are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 7.6 Registered Agent. The Corporation Service Company of 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808 is hereby designated as the initial registered agent for service of process on the Trust in Delaware. The address of the registered office of the Trust in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

     Section 7.7 Integration; Severability. This Trust Instrument constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

     Section 7.8 Use of the Name "Reserve". Reserve Management Corporation ("RMC") has consented to the use by the Trust and by each Series and each class thereof to the identifying word "Reserve" in the name of the Trust and of each Series and class thereof. Such consent is conditioned upon the Trust's employment of Reserve Management Co., Inc. ("RMCI") as investment adviser to the Trust and to each Series and each class thereof. As between RMC and the Trust, RMC shall control the use of such name insofar as such name contains the identifying word "Reserve." RMCI may from time to time use the identifying word "Reserve" or license the use of the identifying word "Reserve" in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it or one of its affiliates may manage, advise, sponsor or own or in which it or one of its affiliates may have a financial interest. RMC may require the Trust or any Series or class thereof to cease using the identifying word "Reserve" in the name of the Trust or any Series or any class thereof if the Trust or any Series or class thereof ceases to employ RMCI or a subsidiary or affiliate thereof as investment adviser.

IN WITNESS WHEREOF, the undersigned hereunto has set his hand and seal in the City of New York, State of New York, for themselves and their assigns, as of the day and year first above written.


          ------------------------
             Bruce R. Bent


          ------------------------
             Bruce R. Bent II